NOTIFICATION OF THE FILING IN ERROR OF A FORM 25 WITH RESPECT TO THE STATED SECURITIES This Form 25-NSE/A is being filed to withdraw the inadvertent filing of a Form 25-NSE filed on January 8, 2026, under accession number 0000876661-26-000016.